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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-119559, No. 333-123716, No. 333-129669, No. 333-142707, No. 333-150753, No. 333-159042, No. 333-161065, No. 333-166546, No. 333-173923, No. 333-181763, and No. 333-197950) pertaining to the 1997 Stock Plan, 2004 Equity Incentive Plan, 2004 Employee Stock Purchase Plan, Shares Acquired Under Written Compensation Agreements, 2008 Amended and Restated New Employee Equity Incentive Plan, and the 2012 Equity Incentive Plan of Theravance, Inc. and the Registration Statements on Form S-3 (No. 333-160761 and No. 333-186058) and related Prospectuses of our reports dated February 27, 2015, with respect to the consolidated financial statements of Theravance, Inc. and the effectiveness of internal control over financial reporting of Theravance, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

San Jose, California
February 27, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM